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                                                                   EXHIBIT 99.1

[NORTHERN BORDER PARTNERS, L.P.
  LOGO APPEARS HERE]

                                                    NEWS RELEASE

                                                    13710 FNB Parkway
                                                    Omaha, NE 68154-5200

                                                    For Further Information
                                                    Contact:

                                                    Media Contact:
                                                    Beth Jensen
                                                    (402) 492-3400

                                                    Investor Contacts:
                                                    Ellen Konsdorf
                                                    Jan Pelzer
                                                    (877) 208-7318

NORTHERN BORDER PARTNERS, L.P.
PROCEEDS WITH PIPELINE EXTENSION

FOR IMMEDIATE RELEASE:  Friday, March 24, 2006

         OMAHA - Northern Border Partners, L.P. (NYSE - NBP) announced today that Midwestern Gas Transmission Company (Midwestern) accepted the certificate of public convenience and necessity issued by the Federal Energy Regulatory Commission on March 10, 2006, for its Eastern Extension Project. The certificate authorizes Midwestern to construct and operate approximately 31 miles of 16-inch natural gas transportation pipeline with a capacity of 120,000 dekatherms per day (Dth/d) to provide Piedmont Natural Gas Company, Inc. (Piedmont), an energy services company headquartered in Charlotte, North Carolina, with a reliable and diversified transportation source.

         This extension will move Chicago-sourced natural gas in a southeast direction from Midwestern's current terminus at Portland, Tennessee to interconnects with Columbia Gulf Transmission Company (Columbia Gulf) and East Tennessee Natural Gas LLC (East Tennessee) near Hartsville, Tennessee. Capital costs are estimated to be approximately $28 million. The target in-service date is November 2006.

         Piedmont advised that this additional capacity is required to meet its demand growth projections on the eastern side of its distribution system in the Nashville area and in North and South Carolina. Piedmont plans to provide 100,000 Dth/d of this natural gas to its subsidiary, Nashville Gas Company, which serves residential, commercial and industrial customers in Cheatham, Davidson, Dickson, Robertson, Rutherford, Sumner, Trousdale, Williamson and Wilson Counties. The remaining 20,000 Dth/d will be delivered into the East Tennessee system for delivery to Piedmont's distribution systems in North and South Carolina.

         "We are pleased to have this opportunity for organic growth of our interstate pipeline business and to serve Piedmont as our new customer," said Bill Cordes, chief executive officer of Northern Border Partners.

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"This project is significant to Midwestern and its customers as it opens new corridors of natural gas transportation between Chicago and growing southeastern markets."

       Northern Border Partners, L.P. is a publicly traded partnership whose purpose is to own, operate and acquire a diversified portfolio of energy assets. The Partnership owns and manages natural gas pipelines and is engaged in the gathering and processing of natural gas. More information may be found at http://www.northernborderpartners.com.

This press release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Northern Border Partners, L.P. believes that its expectations are based on reasonable assumptions, it can give no assurance that such expectations will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: Midwestern's ability to acquire all necessary rights-of-way and obtain agreements for interconnects in a timely manner; timely receipt of required regulatory clearances; and Midwestern's ability to promptly obtain all necessary materials and supplies required for construction.




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